As filed with the Securities and Exchange Commission on January 21, 2010
Registration No. 333-129919

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

True North Finance Corporation
(Formerly CS Financing Corporation)
(Exact name of registrant as specified in its charter)

Delaware	6162	20-3345780
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4999 France Avenue South, Suite 248
Minneapolis, Minnesota 55410
(952) 358-6120
(Address, including zip code, and telephone number,
including area code, of registrant’s principal
executive offices)
Todd A. Duckson
President
4999 France Avenue South, Suite 248
Minneapolis, Minnesota 55410
(952) 358-6120
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies To:
Scott R. Carlson, Esq.
DC Law Chartered
4999 France Avenue South, Suite 248
Minneapolis, Minnesota 55410
(952) 358-6131

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
     On November 23, 2005, True North Finance Corporation, a Delaware corporation (“True North”), filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-129919) (the “Registration Statement”), registering up to $100,000,000 in aggregate principal amount of debt securities. The Registration Statement was initially declared effective on November 22, 2006. True North sold only $10,130,000 of the securities registered under the Registration Statement before the Registration Statement expired on November 22, 2009, leaving a balance of unsold securities with an aggregate offering price of $89,870,000. On November 23, 2009, True North filed a new registration statement on Form S-1 (Registration No. 333-163284) with the Commission registering the same unsold securities covered by the Registration Statement.
     In accordance with an undertaking made by True North in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, True North hereby removes from registration any securities of True North registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 21, 2010.

True North Finance Corporation
By:	/s/ Todd A. Duckson
Todd A. Duckson
President

By:	/s/ Mark Williams
Mark Williams
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement on Form S-1 has been signed as of the date indicated below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Todd A. Duckson Todd A. Duckson	President and Director (Principal Executive Officer)	January 21, 2010

/s/ Mark Williams Mark Williams	Chief Financial Officer (Principal Financial and	January 21, 2010
Accounting Officer)

/s/ Christopher E. Clouser	Director	January 21, 2010
Christopher E. Clouser

/s/ Timothy R. Redpath Timothy R. Redpath	Director	January 21, 2010

/s/ John O. Klinkenberg John O. Klinkenberg	Director	January 21, 2010

/s/ Philip A. Jones Philip A. Jones	Director	January 21, 2010

Mannie Jackson	Director	January 21, 2010

Signature	Title	Date

Constantine Macricostas	Director	January 20, 2010

Richard B. Hirst	Director	January 20, 2010

Douglas A. Lennick	Director	January 20, 2010